SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 29, 2008 (October 23, 2008)
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2906518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (810) 629-2363
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 23, 2008, Fentura Financial, Inc. (the “Company”) effected certain amendments to its Non-Qualified Deferred Compensation Plan, a summary of which are described below. In addition, on October 24, 2008, the Company entered into a Supplement Executive Retirement Plan in connection with the employment of a new senior credit officer, Daniel J. Wollschlager. Mr. Wollschlager most recently served as Chief Executive Officer and Chief Credit Officer of Main Street Bank, Northville, Michigan (2007-2008), Manager of the Corporate Advisory Group for BBK, Ltd’s Southfield, Michigan Office (2004-2007), and Executive Vice President of National City Bank, Cleveland, Ohio (1990-2002).
Non-Qualified Deferred Compensation Plan
     The Company has established the Fentura Financial, Inc. Non-Qualified Deferred Compensation Plan (the “Plan) for certain key executives not covered under a supplemental executive retirement plan. The Plan is designed to encourage highly compensated officers to remain long-term employees of the Company and its affiliates, and to provide the officers with supplemental retirement income. Discretionary contribution to the Plan may be granted each Plan year by the Company’s Board of Directors based on financial performance of the Company. Discretionary contributions under the Plan are credited to a deferred compensation account established and maintained for each participant. The deferred compensation account is credited with interest based on the U.S. Treasury 5 year rate at the end of each calendar year.
     The Plan was amended and restated to adopt certain changes to comply with Section 409A of the Internal Revenue Code. Pursuant to this amendment, payments to participants under the Plan will be delayed for a period of six months to the extent that the participant is considered a key employee. The Plan was also amended to provide that payments of deferred compensation will commence within 120 days after the end of the calendar year following the earlier of the date the Participant attains age 65 or terminates employment. The Plan was further amended so that participants electing installments will receive distribution over 5 years. Finally, the Plan was amended to permit the Company to make discretionary contributions in the amount it determines to be appropriate. Prior to the amendment, such contributions were limited to 5% of the participant’s annual compensation.
Supplemental Executive Retirement Agreements with Daniel Wollschlager
     The Company has entered into a Supplemental Executive Retirement Agreement with Daniel J. Wollschlager (the “SERP Agreement”). The SERP Agreement is designed to encourage Mr. Wollschlager to remain a long-term employee of the Company, and to provide specified benefits to Mr. Wollschlager for his contributions to the continued growth, development and future business success of the Company. The retirement benefits are an unsecured obligation of the Company.
     The SERP Agreement provides that upon each of the first five anniversaries of Mr. Wollschlager’s date of hire, Mr. Wollschlager shall earn a benefit equal to $35,000 so that on the 5th anniversary, provided he is employed by Company or its Affiliates, Mr. Wollschlager shall be entitled to a benefit equal to $175,000. In the case of Mr. Wollschlager’s voluntary termination of employment prior to the 5th anniversary of his date of hire, the amount payable to the Mr. Wollschlager under the SERP Agreement is equal to the benefit earned as of the date of his termination of employment. In the event of Mr. Wollschlager’s involuntary termination of employment without cause or termination of employment for good reason, the amount payable to him is $175,000. Upon separation from service due to disability, the benefit is equal to the benefit earned as of the date of Mr. Wollschlager’s termination of employment. In the event of death, the benefit is $175,000. The benefits earned in this SERP Agreement are payable in a single lump sum.

     “Cause” means (i) Gross negligence or gross neglect of duties to the Company or its affiliates; or (ii) Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Mr. Wollschlager’s employment with the Company or its affiliates; or (iii) fraud, disloyalty, dishonesty or willful violation of any law or significant policy committed in connection with the Mr. Wollschlager ‘s employment and resulting in a material adverse effect on the Company or its affiliates.
     “Good reason” means the occurrence of any of the following: (i) a material diminution of Mr. Wollschlager’s duties, responsibilities, or authority with the Company or its affiliates or a change adverse in Mr. Wollschlager’s reporting responsibilities, titles, terms of employment (including bonus, compensation, fringe benefits and vacation entitlement) or (ii) the Company or its affiliates requiring Mr. Wollschlager’s employment to be based anywhere other than within fifty (50) miles of his present office location, or (iii) a material breach of the SERP Agreement including the failure by the Company to obtain the assumption of the SERP Agreement in the event of a reorganization of the Company.
     The Company intends that the SERP Agreement comply with Section 409A of the Internal Revenue Code. Payments under the SERP Agreement to Mr. Wollschlager will be delayed for a period of six months to the extent that he is considered a key employee and the delay is required by Section 409A
Summary of Federal Income Tax Consequences of the Non-Qualified Deferred Compensation Plan and SERP Agreement
     The amounts payable to the executives pursuant to the Plan and SERP Agreement are generally not included in the executives’ income for federal income tax purposes until they are actually paid to the executives. The Plan and SERP Agreement are subject to certain requirements of Section 409A of the Internal Revenue Code which include rules regarding the timing of payments to the executives. If an executive is considered a key employee pursuant to Section 416 of the Internal Revenue Code, then payments to the executive must not be made until six months following the executive’s termination of employment. If the Plan and SERP Agreement do not comply with Section 409A, the executive would incur an excise tax equal to 20% of the amounts payable under the Plan and SERP Agreement, plus interest in certain cases. The Company intends that the Plan and SERP Agreement comply with Section 409A.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number

10.1	Amended and Restated Nonqualified Deferred Compensation Plan.

10.2	Supplemental Executive Retirement Plan with Daniel J. Wollschlager.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/Donald Grill
Donald Grill, President and Chief Executive
Officer

Dated: October 29, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Nonqualified Deferred Compensation Plan.

10.2	Supplemental Executive Retirement Plan with Daniel J. Wollschlager.

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